EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130740 on Form S-8 of Republic Bancorp, Inc. of our report dated June 28,  2019,  appearing in this Annual Report on Form 11-K of Republic Bancorp Inc. 401(k) Retirement Plan for the year ended December 31, 2018.

/s/ Crowe LLP

Louisville, Kentucky

June 28, 2019